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As filed with the Securities and Exchange Commission on May 15, 2006

Registration No. 333-130485

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 2
to

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOWER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	6021	25-1445946
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	I.R.S. Employer Identification No.)

40 Center Square
Post Office Box 8
Greencastle, PA 17225
(866) 597-2137
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Jeff B. Shank
President and Chief Executive Officer
Tower Bancorp, Inc.
40 Center Square
Post Office Box 8
Greencastle, PA 17225
(866) 597-2137
(Name, address, including zip code, and telephone number, Including area code, of agent for service)

Copies of all communications to:

Nicholas Bybel, Jr., Esquire	Frank C. Bonaventure, Jr., Esquire
Erik Gerhard, Esquire SHUMAKER WILLIAMS, P.C. 3425 Simpson Ferry Road Camp Hill, PA 17011 (717) 763-1121	Ober Kaler 120 East Baltimore Street, Suite 800 Baltimore, MD 21202 (410) 685-1120

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and upon completion of the merger of FNB Financial Corporation with and into the Registrant.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value no per share	693,040	45.75	$31,706,508	$3,393(3)

(1)
Based on the maximum number of shares of Registrant's common stock estimated to be issuable pursuant to the Agreement and Plan of Merger, by and between Registrant and FNB Financial Corporation. In accordance with Rule 416, under the Securities Act of 1933, this Registration Statement shall also register any additional shares of Registrant's common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
In accordance with Rule 457(c) and Rule 457(f) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the aggregate value of the estimated maximum number of shares of FNB common stock to be exchanged by Tower in the merger. Based on the average of the bid and asked price of $45.75 per share of FNB Common Stock as of December 14, 2005.

(3)
Previously paid in connection with the original filing of this registration statement.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Pennsylvania law provides that a Pennsylvania corporation, such as the Registrant, may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in these capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless the action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of office as a director, and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

        The bylaws of the registrant provide for (1) indemnification of directors, officers, employees and agents of the Registrant and of its subsidiaries, and (2) the elimination of a director's liability for monetary damages, to the full extent permitted by Pennsylvania law.

        Directors and officers are also insured against certain liabilities by an insurance policy obtained by the registrant.

Item 21. Exhibits and Financial Statement Schedules

  (a)
  Exhibits

Exhibit	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of September 21, 2005, by and between Tower Bancorp, Inc. and FNB Financial Corporation as amended December 14, 2005 (included as Annex A to the proxy statement/prospectus).
2.2	Form of Voting Agreement between Tower Bancorp, Inc. and FNB Financial Corporation directors and certain officers re: Approval of Merger (included as Exhibit A to the proxy statement/prospectus).
2.3	Second Amendment to Agreement and Plan of Merger, dated as of May 9, 2006, by and between Tower Bancorp Inc. and FNB Financial Corporation.
3.1	Articles of Incorporation of Tower Bancorp, Inc. (incorporated by reference to Exhibit 3.1 of Tower Bancorp, Inc.'s Form 10-Q for the quarter ended September 30, 2005).
3.2	Bylaws of Tower Bancorp, Inc. (incorporated by reference to Exhibit 3.2 of Tower Bancorp, Inc.'s Form 10-Q for the quarter ended September 30, 2005).
5.1	Opinion of Shumaker Williams, P.C. re: Validity of Securities Registered (including consent).*
8.1	Opinion of Shumaker Williams, P.C. re: Federal Income Tax Matters (including consent).*
10.1	Change of Control Agreement of Jeffrey B. Shank dated as of September 25, 2002 (incorporated by reference to Exhibit 99.4 of Tower Bancorp, Inc.'s Form 10-Q for the quarter ended September 30, 2002).
10.2	Change of Control Agreement of Franklin T. Klink, III dated as of November 26, 2001 (incorporated by reference to Exhibit 10.1 of Tower Bancorp, Inc.'s Form 10-K for the year ended December 31, 2001).
10.3	Change of Control Agreement of Donald G. Kunkle dated as of January 4, 2002 (incorporated by reference to Exhibit 10.2 of Tower Bancorp, Inc.'s Form 10-K for the year ended December 31, 2001).

10.4	Change of Control Agreement of John H. McDowell, Sr. dated as of December 23, 1998 (incorporated by reference to Exhibit 10.2 of Tower Bancorp, Inc.'s Form 10-K for the year ended December 31, 1998).
10.5	Tower Bancorp, Inc.'s 1995 Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 99.1 to Tower Bancorp, Inc.'s Registration Statement on Form S-8 (File No. 333-40661)).
10.6	Tower Bancorp, Inc. Stock Option Plan for Outside Directors (incorporated by reference to Exhibit 99.2 to Tower Bancorp, Inc.'s Registration Statement on Form S-8 (File No. 333-40661)).
10.7	Supplemental Executive Retirement Agreement of Jeffrey B. Shank dated as of September 25, 2002 (incorporated by reference to Exhibit 99.3 of Tower Bancorp, Inc.'s Form 10-Q for the quarter ended September 30, 2002).
10.8	Form of Amendment and Restatement of The First National Bank of Greencastle Group Term Replacement Plan A.*
10.9	Form of Amendment and Restatement of The First National Bank of Greencastle Group Term Replacement Plan B.*
10.10	Form of Amendment and Restatement of The First National Bank of Greencastle Executive Bonus Agreement.*
21.1	Subsidiaries of Tower Bancorp, Inc.*
23.1	Consent of Smith Elliott Kearns & Company, LLC. For FNB Financial Corporation*
23.2	Consent of Smith Elliott Kearns & Company, LLC. For Tower, Bancorp, Inc.*
23.3	Consent of Shumaker Williams, P.C. (included in Exhibit 5.1).
23.4	Consent of Shumaker Williams, P.C. (included in Exhibit 8.1).
23.5	Consent of RP Financial, LLC.*
23.6	Consent of Cedar Hill Advisors LLC.*
24.1	Power of Attorney (included on Signature Page).*
99.1	Form of Proxy for Special Meeting of Shareholders of Tower Bancorp, Inc.*
99.2	Form of Proxy for Special Meeting of Shareholders of FNB Financial Corporation.*
99.3	Letter to Shareholders of Tower Bancorp, Inc.*

*
Previously filed.

(b)
Financial Statement Schedules

        Not applicable.

Item 22. Undertakings

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    (i) The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2)
    The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5)
    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (b)
  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (c)
  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greencastle, Commonwealth of Pennsylvania, on this 15th day of May, 2006.

TOWER BANCORP, INC. (Registrant)
/s/ JEFF B. SHANK Jeff B. Shank President and Chief Executive Officer

May 15, 2006

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ KERMIT G. HICKS* Kermit G. Hicks	Chairman of the Board, and Director	May 15, 2006
/s/ JEFF B. SHANK* Jeff B. Shank	President, Chief Executive Officer and Director	May 15, 2006
/s/ JOHN H. MCDOWELL, SR.* John H. McDowell, Sr.	Executive Vice President/Secretary	May 15, 2006
/s/ FRANKLIN T. KLINK, III* Franklin T. Klink, III	Vice President/Treasurer	May 15, 2006
/s/ JAMES H. CRAIG* James H. Craig	Director	May 15, 2006
/s/ LOIS E. EASTON* Lois E. Easton	Director	May 15, 2006
/s/ FREDERIC M. FREDERICK* Frederic M. Frederick	Director	May 15, 2006

/s/ MARK E. GAYMAN* Mark E. Gayman	Director	May 15, 2006

/s/ ROBERT L. PENSINGER* Robert L. Pensinger	Director	May 15, 2006
*By:	/s/ JEFF B. SHANK Jeff B. Shank Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of September 21, 2005, by and between Tower Bancorp, Inc. and FNB Financial Corporation, as amended December 14, 2005 (included as Annex A to the proxy statement/prospectus).
2.2	Form of Voting Agreement between Tower Bancorp, Inc. and FNB Financial Corporation directors and certain officers re: Approval of Merger (included as Exhibit A to the proxy statement/prospectus).
2.3	Second Amendment to Agreement and Plan of Merger, dated as of May 9, 2006, by and between Tower Bancorp Inc. and FNB Financial Corporation.
3.1	Articles of Incorporation of Tower Bancorp, Inc. (incorporated by reference to Exhibit 3.1 of Tower Bancorp, Inc.'s Form 10-Q for the quarter ended September 30, 2005).
3.2	Bylaws of Tower Bancorp, Inc. (incorporated by reference to Exhibit 3.2 of Tower Bancorp, Inc.'s Form 10-Q for the quarter ended September 30, 2005).
5.1	Opinion of Shumaker Williams, P.C. re: Validity of Securities Registered (including consent).*
8.1	Opinion of Shumaker Williams, P.C. re: Federal Income Tax Matters (including consent).*
10.1	Change of Control Agreement of Jeffrey B. Shank dated as of September 25, 2002 (incorporated by reference to Exhibit 99.4 of Tower Bancorp, Inc.'s Form 10-Q for the quarter ended September 30, 2002).
10.2	Change of Control Agreement of Franklin T. Klink, III dated as of November 26, 2001 (incorporated by reference to Exhibit 10.1 of Tower Bancorp, Inc.'s Form 10-K for the year ended December 31, 2001).
10.3	Change of Control Agreement of Donald G. Kunkle dated as of January 4, 2002 (incorporated by reference to Exhibit 10.2 of Tower Bancorp, Inc.'s Form 10-K for the year ended December 31, 2001).
10.4	Change of Control Agreement of John H. McDowell, Sr. dated as of December 23, 1998 (incorporated by reference to Exhibit 10.2 of Tower Bancorp, Inc.'s Form 10-K for the year ended December 31, 1998).
10.5	Tower Bancorp, Inc.'s 1995 Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 99.1 to Tower Bancorp, Inc.'s Registration Statement on Form S-8 (File No. 333-40661)).
10.6	Tower Bancorp, Inc. Stock Option Plan for Outside Directors (incorporated by reference to Exhibit 99.2 to Tower Bancorp, Inc.'s Registration Statement on Form S-8 (File No. 333-40661)).
10.7
Supplemental Executive Retirement Agreement of Jeffrey B. Shank dated as of September 25, 2002 (incorporated by reference to Exhibit 99.3 of Tower Bancorp, Inc.'s Form 10-Q for the quarter ended September 30, 2002).
10.8	Form of Amendment and Restatement of The First National Bank of Greencastle Group Term Replacement Plan A.*
10.9	Form of Amendment and Restatement of The First National Bank of Greencastle Group Term Replacement Plan B.*

10.10	Form of Amendment and Restatement of The First National Bank of Greencastle Executive Bonus Agreement.*
21.1	Subsidiaries of Tower Bancorp, Inc.*
23.1	Consent of Smith Elliott Kearns & Company, LLC. For FNB Financial Corporation*
23.2	Consent of Smith Elliott Kearns & Company, LLC. For Tower, Bancorp, Inc.*
23.3	Consent of Shumaker Williams, P.C. (included in Exhibit 5.1).
23.4	Consent of Shumaker Williams, P.C. (included in Exhibit 8.1).
23.5	Consent of RP Financial, LLC.*
23.6	Consent of Cedar Hill Advisors LLC.*
24.1	Power of Attorney (included on Signature Page).*
99.1	Form of Proxy for Special Meeting of Shareholders of Tower Bancorp, Inc.*
99.2	Form of Proxy for Special Meeting of Shareholders of FNB Financial Corporation*
99.3	Letter to Shareholders of Tower Bancorp, Inc.*

*
Previously filed.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX